EXECUTION VERSION

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

RED EARTH LLC
("Red Earth")

MJ HOLDINGS, INC.
(the "Seller Party")

and

ELEMENT NV, LLC
("Buyer")

August 28, 2019

TABLE OF CONTENTS

Page

LIST OF EXHIBITS

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is entered into as of August 28, 2019, by and among Red Earth LLC, a Nevada limited liability company ("Red Earth" or the "Target Company"), Element NV, LLC, an Ohio limited liability company ("Buyer"), and MJ Holdings, Inc., the sole member of the Target Company (the "Seller Party"). The terms defined in Exhibit A hereto, whenever used herein, has the meanings set forth on Exhibit A for all purposes of this Agreement. The definitions on Exhibit A are incorporated into this Agreement as if fully set forth at length herein and all references to a section in such Exhibit A are references to such section of this Agreement.

WHEREAS, the Seller Party owns all of the issued and outstanding membership interests of the Target Company (the "Membership Interests");

WHEREAS, Red Earth is the owner of a certain Medical Marijuana Establishment Registration Certificate, Application Identifier No. C012 (the "License") under Nevada Revised Statutes 453A, et. seq. ("NRS 453A") and Nevada Revised Statutes 453D, et. seq ("NRS 453D") and the corresponding statutory amendments and administrative regulations under the Nevada Administrative Code (sometimes collectively referred to hereinafter as the "Nevada Commercial Cannabis Laws") at the primary cultivation location at 2310 Western Avenue, Las Vegas, Nevada, 89102 (the "Facility Location");

WHEREAS, in accordance with the Nevada Commercial Cannabis Laws, the License is currently registered under the individual name of Paris Balaouras ("Balaouras"), with all exclusive right, title, and benefit of the License having been conferred by Balaouras to the Target Company;

WHEREAS, Red Earth is the sole member of HDGLV, LLC, a Nevada limited liability company ("HDGLV");

WHEREAS, HDGLV is the holder of a certain lease agreement (the "Lease") for the Facility Location;

WHEREAS, Buyer and Seller Party desire to operate a cultivation facility utilizing the License wherein Buyer owns 49% of the License (the "License Interests") and Seller Party owns 51% of the License;

WHEREAS, Red Earth is in the process of obtaining a Special Use Permit (the "SUP") to cultivate marijuana at the Facility Location from the city of Las Vegas, Nevada (the "City"), and the SUP is expected to be issued by the City on or about October 8, 2019 (the actual date of issuance being the "SUP Issue Date"); and

WHEREAS, Buyer desires to purchase, and the Seller Party is willing to sell to Buyer, 49% of the Membership Interests and the License Interests (collectively, the "Purchased Interests") upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties and covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

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ARTICLE 1
PURCHASE AND SALE; CLOSING

1A. Agreement to Purchase and Sell. Subject to the terms and conditions set forth in this Agreement, at the Closing, Buyer will purchase, accept, and acquire from the Seller Party, and the Seller Party will sell, assign, transfer, convey, and deliver to Buyer, effective as of the Closing Date, all of the Seller Party's right, title, and interest in and to the Purchased Interests, free and clear of all Liens, in each case pursuant to the assignment and assumption provisions of Article 2 herein.

1B. Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions (the "Transaction") contemplated by this Agreement (the "Closing") shall be consummated by the exchange of signatures by email or other electronic transmission on the date hereof unless otherwise agreed in writing by Buyer and the Seller Party. The date on which the Closing shall occur is referred to herein as the "Closing Date".

1C. Closing Purchase Price. The consideration payable by Buyer to the Seller Party for the Purchased Interests (the "Purchase Price") shall be $441,000.00 in immediately available funds to be wired to an account designated by the Seller Party (the "Closing Payment"). In addition to payment of the Purchase Price, and subject to the terms of this Agreement, Buyer shall make a contribution to the capital of the Target Company in the aggregate amount of $4,559,000, (i) $3,559,000 of which (the "Initial Contribution Payment") shall be wired within ten (10) business days of the SUP Issue Date in immediately available funds to an account designated by the Buyer under the mutual management of the Buyer and the Target Company for the exclusive use of the capital and operating expenditures of the Target Company at the Facility Location (the "Execution Fund"), and (ii) $1,000,000 of which (the "Final Contribution Payment") shall be wired in immediately available funds into the Execution Fund no sooner than ninety (90) days after the SUP Issue Date and no more than one hundred and eighty (180) days after the SUP Issue Date. After the Closing Date, and before the Initial Contribution Payment or the Final Contribution Payment, Buyer may, at its sole and absolute discretion, expend funds for the capital expenditures and operating expenditures of the Target Company (each being an "Early Contribution Payment"). Any and all Early Contribution Payments made by Buyer will constitute a full credit toward the Initial Contribution Payment, such that the Initial Contribution Payment will be thereby reduced when due. For the avoidance of doubt, and by example only, if Buyer makes $100,000 in Early Contribution Payments and the Target Company acquires the SUP, Buyer would only be required to pay $3,459,000 of the Initial Contribution Payment within ten (10) business days of the SUP Issue Date in full satisfaction of the Initial Contribution Payment.

1D. Closing Payments and Deliveries.

(i) At the Closing, Buyer shall:

(a) pay to the Seller Party the Closing Payment by wire transfer of immediately available funds to a bank account designated in writing by such Seller Party to Buyer prior to the Closing;

(b) deliver to the Target Company and the Seller Party, a good standing certificate for Buyer from the Secretary of State of the State of Ohio dated not more than ten (10) days prior to the Closing Date; and

(c) execute and deliver to the Target Company and the Seller Party an Amended and Restated Operating Agreement for Red Earth substantially in the form of

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Exhibit B attached hereto (or as otherwise agreed upon by Buyer and the Seller Party) dated as of the Closing Date (the "Operating Agreement").

(ii) On the Closing Date, the Seller Party shall:

(a) deliver to the Target Company and Buyer a good standing certificate for the Seller Party from the Secretary of State of the State of Nevada dated not more than ten (10) days prior to the Closing Date;

(b) deliver to Buyer (1) good standing certificates for such Target Company from its jurisdiction of organization and each foreign jurisdiction in which it is authorized to transact business, in each case dated not more than ten (10) days prior to the Closing Date; and (2) the Operating Agreement duly executed by the Target Company;

(c) provide evidence satisfactory to Buyer in the exercise of its reasonable business judgment that substantial progress has been made at the Facility Location with respect to the following construction items: (i) complete demolition to bare walls in all applicable areas; (ii) complete asbestos remediation; and (iii) electrical upgrade to 2,000-amp service; and

(d) deliver to the Buyer satisfactory evidence that the Lease continues in full force and effect.

ARTICLE 2
ASSIGNMENT OF PURCHASED INTERESTS

2A. Assignment of the Purchased Interests at the Closing. As of the Closing Date, the Seller Party hereby sells, transfers, assigns and conveys to Buyer the Seller Party's entire interest in the Purchased Interests (the "Assigned Interests"). Said assignment includes all of the Seller Party's right, title and interest in and to the Assigned Interest and all obligations arising therefrom after the Closing Date, including, without limitation: (i) any balances credited or charged to Seller Party's capital account with respect to the Assigned Interests as of the Closing Date; (ii) the Seller Party's interest in all Target Company net income, net losses and distributions attributable to the Assigned Interests on and after the Closing Date; and (iii) all other interests, rights, powers, authority or claims of or against the Seller Party related to or arising out of the Assigned Interests on and after the Closing Date. Buyer hereby joins in and agrees to be bound by the terms and provisions of the Operating Agreement in the same manner as if the Seller Party had signed the Operating Agreement on the signature page thereof. Seller Party and Buyer hereby agree that, effective as of the Closing Date, Buyer shall be admitted to the Target Company as a substituted Member of the Target Company with respect to the Assigned Interests.

2B. Seller Party and Target Company Inducements to Buyer's Acceptance of the Assigned Interests. The obligation of Buyer to make any Initial Contribution Payment, Final Contribution Payment, or any Early Contribution Payment (each a "Post-Closing Contribution" and collectively, the "Post-Closing Contributions") is subject to the satisfaction, or waiver by Buyer, of each of the following conditions at the Buyers sole and absolute discretion as of immediately prior to the Effective Time:

(i) Each of the representations and warranties of the Target Company and the Seller Party contained in Article 4 and Article 5 of this Agreement (a) that is qualified as to or by a Material Adverse Effect or materiality shall be true and correct in all respects as of the Effective Time as if made anew as of such date (except to the extent any such representation and warranty

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expressly relates to an earlier date (in which case such representation and warranty shall be true and correct in all respects as of such earlier date)) and (b) that is not qualified as to or by a Material Adverse Effect or materiality shall be true and correct in all material respects as of the Effective Time as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case a such representation and warranty shall be true and correct in all material respects as of such earlier date)), in each case without taking into account any disclosures to Buyer pursuant to Section 3F; provided that the representations and warranties set forth in Section 4B (Target Company Membership Interests) shall be true and correct in all respects as of the Effective Time as if made anew as of such date.

(ii) Each of the covenants and agreements of the Target Company and the Seller Party to be performed as of or prior to the Closing shall have been performed in all material respects;

(iii) At the Closing, the Target Company and the Seller Party shall have executed and delivered to Buyer the agreements, certificates, instruments and other documents required to be executed delivered by such Person pursuant to Section 1D(ii) to Buyer;

(iv) Each of Buyer, the Seller Party, and the Target Company, shall have received or obtained all Governmental Entity and regulatory consents, novations, approvals, licenses and authorizations listed on Schedule 2B(iv) of the Target Company Disclosure Schedule;

(v) No Action shall be pending or overtly threatened in writing by or before any Governmental Entity or any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Buyer to operate the businesses of or control the Target Company, or (iv) affect adversely the right of the Target Company to own their respective assets or control their respective businesses and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

(vi) The Target Company shall have received or obtained and delivered to Buyer all third-party consents and approvals that are identified with an asterisk (*) on the attached Schedule 4D(ii) of the Target Company Disclosure Schedule;

(vii) From the Closing Date through the Final Contribution Payment, there shall not have occurred a Material Adverse Effect;

(viii) HDGLV, subject to the terms of the Lease, shall enter into a sublease agreement with Target Company on such terms that are acceptable to the Seller Party and Buyer (the "Sub-lease"); and

(ix) The Seller Party and Target Company shall jointly and severally indemnify Buyer pursuant to Section 9B of this Agreement.

Unless otherwise specifically provided herein, all proceedings to be taken by the Target Company in connection with the consummation of the transactions contemplated hereby, and all agreements, certificates, instruments and other documents required to be delivered by the Target Company, the Seller Party to effect the transactions contemplated hereby, shall be reasonably satisfactory in form and substance

to Buyer. Any condition specified in this Section 2B may be waived by Buyer if such waiver is set forth in a writing duly executed and delivered by Buyer to the Target Company.

2C. Buyer's Acceptance of the Assigned Purchased Interests. Subject to the Seller Party and Target Company inducements in Section 2B of this Agreement, and the terms and condition of this Agreement more generally, Buyer hereby (a) accepts the above-described assignment of the Assigned Interests as of the Closing Date; (b) accepts and agrees to be bound by all of the terms and provisions of the Operating Agreement applicable to the Assigned Interests; and (c) assumes and agrees to perform all obligations, restrictions and conditions which are applicable to the Assigned Interests and which are to be performed and observed by Buyer as a Member of the Target Company after the Closing Date.

ARTICLE 3
CERTAIN COVENANTS PRIOR TO THE FINAL CONTRIBUTION PAYMENT

Each of the parties agrees as follows with respect to the period between the date of this Agreement and the Final Contribution Payment:

3A. General. Subject to the terms of the Agreement, each party shall use reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Article 2). Without limiting the foregoing, each of the parties shall execute and deliver all agreements and other documents required to be delivered by or on behalf of such party or any of its Subsidiaries or Affiliates.

3B. Third Party Notices and Consents. The Target Company and Seller Party shall each give all required notices to third parties and use commercially reasonable efforts to obtain all required third party consents in connection with the matters contemplated by this Agreement.

3C. Governmental Notices and Consents. Each of the parties hereto shall give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of all Governmental Entities or any other regulatory authorities in connections with the matters contemplated by this Agreement. Without limiting the foregoing, the Target Company and the Selling Party shall cooperate with Buyer and take all actions necessary to obtain any Governmental Entity or regulatory consents, novations, approvals, licenses or authorizations required for Buyer and the Target Company to hold and use the License from and after Closing in substantially the same form as they are held and used by the Target Company and Seller Party as of the date hereof, and to allow Buyer to conduct the Business as currently contemplated from and after the Closing Date, including by obtaining any authorizations, consents, and approvals for the change in ownership of the Target Company with the State of Nevada with respect to the License. The Buyer, should it so choose in its sole and absolute discretion, may designate its Chairman, Herbert Washington, and Chief Executive Officer, Nkechi Iwomi, (collectively, the "Buyer Licensees") to submit all necessary documentation to be approved by the State of Nevada as registered owners of the Target Company.

3D. Notice of Material Developments. Each party shall give prompt written notice to the other parties of: (i) any variances in any of its representations or warranties contained in Article 4, Article 5, or Article 9, as the case may be; (ii) any breach of any covenant hereunder by such party; and (iii) any other material development affecting the ability of such party to consummate the transactions contemplated by this Agreement.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANY

As an inducement to Buyer to enter into this Agreement, the Seller Party, the Target Company, and HDGLV), jointly and severally, hereby make the representations and warranties set forth below in this Article 4 and hereby acknowledge and agree that each representation and warranty made with respect to the Target Company shall be treated as also being made with respect to HDGLV in the same manner as if said provision had been repeated with "the Target Company" having been replaced with "HDGLV":

4A. Organization and Company Power. The Target Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Nevada. The Target Company is in good standing in each jurisdiction in which its conduct of business or ownership of property requires it to qualify. The Target Company has all requisite corporate power and authority necessary to own and operate its properties and to carry on its businesses as now conducted and to execute and consummate the transactions contemplated by this Agreement. The copies of the Target Company's Organizational Documents, which have been each made available to Buyer, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete in all respects. The minute books and record books of the Target Company have been made available to Buyer and are correct and complete in all material respects. The Target Company is not in default under or in violation of any provision of its Organizational Documents. Schedule 4A of the Target Company Disclosure Schedule sets forth a list all of the directors, members, managers, and officers of the Target Company.

4B. Target Company Membership Interests.

(i) The authorized equity of the Target Company consists solely of the Membership Interests which (as of the date hereof) are issued and outstanding and 100% owned beneficially and of record by the Seller Party. Neither the Target Company, nor the Seller Party, has violated any securities Laws in connection with the offer, sale or issuance of the Membership Interests. The Membership Interests have been duly authorized and validly issued, and such Membership Interests are owned free and clear of all Encumbrances, other than Permitted Equity Liens, and are not subject to, nor were they issued in violation of, any purchase option, call option, right of first refusal or offer, co-sale or participation right, preemptive right, subscription right or similar right. None of the Organizational Documents of Company constitute or include any Encumbrance on the Membership Interests. There are no declared or accrued but unpaid dividends with respect to the Membership Interests. The Seller Party owns beneficially and of record all of the Membership Interests, free and clear of all Encumbrances, other than Permitted Equity Liens, and the Membership Interests owned by the Seller Party constitutes all of the issued and outstanding equity securities of the Target Company. The Membership Interests are not certificated.

(ii) There are no outstanding securities, options, warrants, calls, rights, profits interests, convertible or exchangeable securities or contracts or obligations of any kind (contingent or otherwise) to which the Target Company is a party or by which it is bound obligating the Target Company, directly or indirectly, to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests or other securities of the Target Company or obligating the Target Company to issue, grant, extend or enter into any such security, option, warrant, call, right, contract or obligation. There are no outstanding obligations of the Target Company (contingent or otherwise) to repurchase, redeem or otherwise acquire, directly or indirectly, any portion of the Membership Interests (or options or warrants to acquire any such units), and there are no outstanding rights to cause the Target Company to register its securities or which otherwise relate

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to the registration of any securities of the Target Company. There are no outstanding stock-appreciation rights, stock-based performance units, "phantom" stock rights or other contracts or obligations of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, unit price performance or other attribute of the Target Company or its businesses or assets or calculated in accordance therewith (other than payments or commissions to sales representatives of the Target Company based upon revenues generated by such representatives without augmentation as a result of the transactions contemplated hereby, in each case in the ordinary course of business consistent with past practice). Except as set forth on Schedule 4B(ii) of the Target Company Disclosure Schedule, there are no agreements between a Seller Party and any other Person with respect to the voting or transfer of the Membership Interests or with respect to any other aspect of the Target Company's affairs. There are no bonds, debentures, notes or other indebtedness of the Target Company outstanding.

4C. Subsidiaries. Except for HDGLV, Target Company has not, nor has ever, had any Subsidiaries. Such Target Company does not own or hold the right to acquire any shares of stock or any other equity security in any other Person.

4D. Authorization; No Breach.

(i) The members and managers of the Target Company (the "Approving Persons"), by written consent in lieu of a meeting of the Approving Persons, have unanimously (a) approved and authorized the execution and delivery of this Agreement and the Transaction Documents to which the Target Company is a party, (b) approved the consummation of the transactions contemplated hereby, and (c) determined that the execution and delivery of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby are advisable. No other act (corporate or otherwise), other than the execution by the Seller Party and the Target Company of this Agreement, or other proceeding on the part of the Target Company is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Target Company and constitutes a valid and binding obligation of the Target Company enforceable in accordance with its terms. Each of the agreements contemplated hereby, when executed and delivered, shall have been duly executed and delivered by the Target Company and constitute the valid and binding obligation of the Target Company, enforceable in accordance with its terms. The consent of the Seller Party and the Approving Persons on behalf of the Target Company is the only vote, consent, approval or other corporate actions of the Target Company or holders of the Membership Interests necessary to approve, authorize and adopt this Agreement, the Transaction, the Transaction Documents, the other agreements contemplated hereby and the other transactions contemplated hereby and thereby and to consummate the Transaction.

(ii) Except as set forth on Schedule 4D(ii) of the Target Company Disclosure Schedule, the execution and delivery of this Agreement by the Target Company and the consummation of the transactions contemplated hereby do not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) give any third party the right to modify, terminate or accelerate any obligation under, (d) result in the creation of any Encumbrances, other than Permitted Equity Liens, upon any portion of the Membership Interests or any assets of the Target Company pursuant to or (e) require any authorization, consent, approval, exemption or other action

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by or notice to any Governmental Entity or other Person, including pursuant to (1) the provisions of the Organizational Documents of the Target Company, (2) any material agreement, instrument, license, permit, judgment, order or decree to which the Target Company is subject, or (3) any Law to which the Target Company is subject. The Target Company is not a party to or bound by any Contract with respect to a Target Company Transaction other than this Agreement, and each such Person has terminated all discussion with third parties (other than with Buyer and its Affiliates) regarding Target Company Transactions.

4E. Financial Statements; Undisclosed Liabilities; Accounts Receivable.

(i) Schedule 4E(i) of the Target Company Disclosure Schedule sets forth the following financial statements: (a) the unaudited balance sheet of the Target Company as of August 12, 2019 (the "Latest Balance Sheet"); (b) the related unaudited statement of income of Target Company for the quarter then ended on June 30, 2019; and (c) the unaudited balance sheet of the Target Company for the years ending December 31, 2017 and December 31, 2018. The foregoing financial statements (including the notes thereto, if any) accurately present in all material respects the financial condition of the Target Company as of the respective dates thereof and the operating results of the Target Company for the periods covered thereby and have been prepared in accordance with GAAP, subject, in the case of the unaudited financial statements, to the lack of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which footnote disclosures or changes would, alone or in the aggregate, be materially adverse to the business, operations, assets, liabilities, financial condition, operating results, value, cash flow or net worth of the Target Company).

(ii) Since December 31, 2016, the Target Company has not received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Target Company or its internal accounting controls, including any written complaint, allegation, assertion or claim that the Target Company has engaged in questionable accounting or auditing practices.

(iii) Except as set forth in Schedule 4E(iii) of the Target Company Disclosure Schedule, as of the date of this Agreement, the Target Company does not and will not have any liabilities or obligations whatsoever of the nature, except (a) liabilities or obligations reflected on the face of the Latest Balance Sheet of the Target Company, (b) liabilities or obligations that have arisen since the date of the Latest Balance Sheet in the ordinary course of the operation of the Business consistent with past practices (none of which is a liability or obligation for breach of contract, breach of warranty, tort, infringement, or violation of Law) and (c) liabilities or obligations under Contracts and commitments described in Schedule 4I of the Target Company Disclosure Schedule or under contracts and commitments entered into in the ordinary course of the Business consistent with past practices (none of which is a liability or obligation for breach or other nonperformance). Except as set forth on Schedule 4I of the Target Company Disclosure Schedule, the Target Company does not have any Indebtedness (other a Permitted Lien or Permitted Execution Fund Lien).

(iv) Except as set forth in Schedule 4E(iv) of the Target Company Disclosure Schedule, all accounts and notes receivable reflected on the Latest Balance Sheet of the Target Company are or shall be bona fide receivables arising in the ordinary course of business. Except as set forth in Schedule 4E(iv) of the Target Company Disclosure Schedule, no Person has any Lien, other than Permitted Liens, on such receivables or any part thereof, and no agreement for

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deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

(v) Except as set forth in Schedule 4E(v) of the Target Company Disclosure Schedule, (a) all of the Target Company's inventory consists of a quantity and quality usable and saleable in the ordinary course of the Business consistent with past practice, is not obsolete, expired, defective or damaged, and is merchantable and fit for its intended use, subject only to the reserves for inventory write-downs or unmarketable, obsolete, defective or damaged inventory reflected in the Latest Balance Sheet of the Target Company, both as determined in accordance with GAAP, (b) to the knowledge of the Target Company all inventory purchased by the Target Company is in conformity with applicable laws, (c) all inventory of the Target Company that has been cultivated, processed, or otherwise manufactured by the Target Company or its Affiliates has been cultivated, processed, or otherwise manufactured is in material compliance with all applicable Laws, and (d) all inventory of the Target Company is located at the Owned Real Property or the Leased Real Property.

(vi) Except as set forth on Schedule 4E(vi), the Target Company has established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP on an annual basis and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4F. Absence of Certain Developments. Since October 1, 2016, no fact, event or circumstance has occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or would reasonably be expected to have a Material Adverse Effect on the Target Company. Since October 1, 2016, the Target Company has conducted its business only in the ordinary course of business consistent with past practice. Except as set forth in Schedule 4F of the Target Company Disclosure Schedule, since October 1, 2016, the Target Company has not:

(i) amended its Organizational Documents;

(ii) issued or sold any of its capital stock or equity securities, securities convertible into its capital stock or equity securities, or warrants, options or other rights to purchase its capital stock or equity securities;

(iii) except with respect to any Target Company Major Contract, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or changed in any material respect any business practice (in anticipation of the transactions contemplated hereby or otherwise);

(iv) (a) acquired (by merger, consolidation, acquisition of stock or assets or otherwise) or organized any Person, (b) acquired any rights, assets or properties other than in the ordinary course of business consistent with past practice or (c) acquired any equity interest or other securities of any Person;

(v) sold, assigned, transferred, leased, licensed or otherwise encumbered any of its material tangible assets, except in the ordinary course of business consistent with past practice, or

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canceled any debts or claims;

(vi) sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Right (other than by granting non-exclusive licenses of Intellectual Property Rights to customers pursuant to written agreements in connection with the sale of products or the provision of services in the ordinary course of business consistent with past practice), disclosed any material proprietary confidential information to any Person (other than to Buyer and its Affiliates), abandoned or permitted to lapse or otherwise fail to maintain in full force and effect any Intellectual Property Rights;

(vii) subjected any portion of its properties or assets to any Lien, except for Permitted Liens, or discharged or satisfied any Lien or paid any liability or obligation, other than current liabilities or obligations paid in the ordinary course of business consistent with past practice;

(viii) incurred or entered into any contract for the incurrence of Indebtedness;

(ix) made or granted any bonus or any compensation or salary increase to any former or current employee or group of former or current employees (except in the ordinary course of business consistent with past practice or otherwise required by contract), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or employment or severance agreement or adopted any new employee benefit plan or arrangement or employment or severance agreement (except in the ordinary course of business consistent with past practice, as otherwise required by contract, or as may have been required by applicable Law);

(x) suffered any material damage, destruction or other casualty loss with respect to material property owned by Company or waived any rights of material value;

(xi) made capital expenditures or commitments in excess of $100,000 in the aggregate;

(xii) delayed or postponed the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable;

(xiii) failed to maintain in full force and effect any insurance policy in effect, except for any policy replaced by a new or successor policy of substantially similar coverage;

(xiv) terminated, amended, failed to renew or preserve or failed to maintain in full force and effect any (a) material permit or (b) registration or application for any Intellectual Property Rights, except for amendments completed in the ordinary course of business consistent with past practice; or

(xv) agreed, offered, committed or undertaken, whether orally or in writing, to do any of the foregoing.

4G. Real Property; Assets.

(i) (a) Except as set forth on Schedule 4G(i)(a) of the Target Company Disclosure

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Schedule, there are no material written leases, concessions or other Contracts granting to any Person the right to use or occupy any Owned Real Property or any portion thereof, other than Permitted Liens; (b) except as set forth on Schedule 4G(i)(b) of the Target Company Disclosure Schedule, there are no outstanding purchase and sale contracts, options, rights of first offer, rights of first refusal to purchase, or rights of repurchase or forfeiture of or with respect to any Owned Real Property or any portion thereof or interest therein, other than the rights of Buyer pursuant to this Agreement; (c) except as set forth on Schedule 4G(i)(c) of the Target Company Disclosure Schedule, no Proceedings are pending and, to the Target Company's knowledge, there are no Proceedings threatened against or affecting, any of the Owned Real Properties, the Leased Real Property or any portion thereof or interest therein in the nature of, or in lieu of, condemnation or eminent domain proceedings.

(ii) Schedule 4G(ii) of the Target Company Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such parcel of Leased Real Property. The Target Company has a valid leasehold interest in each Leased Real Property, subject only to Permitted Liens. The Target Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Lease.

(iii) Except as set forth on Schedule 4G(iii), the Target Company has not received written notice that the location, existence, use, operations or maintenance by the Target Company of any Owned Real Property or Leased Real Property breaches, in any material respect, the provisions of any restrictive covenant, easement, servitude, right-of-way or other Lien registered against or otherwise affecting such Owned Real Property or Leased Real Property, which alleged breach remains uncured.

(iv) Except as set forth on Schedule 4G(iv) of the Target Company Disclosure Schedule, the Target Company has not received any written notice from any Governmental Entity, that any of the Owned Real Properties or Leases Real Properties, or any portion thereof, violate any Applicable Law or Final Order, which alleged breach remains uncured.

(v) Except (a) as set forth in Schedule 4G(v) of the Target Company Disclosure Schedule, and (b) for Permitted Liens, the Target Company has good and valid title to (with record and marketable title in the case of the Owned Real Properties), or a valid leasehold interest in, free and clear of all liens, all properties and assets used by it, located on its premises or shown on the Latest Balance Sheet of the Target Company or acquired after the date thereof. the Target Company owns, has a valid leasehold interest in or has the valid and enforceable right to use all tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Except as set forth in Schedule 4G(iii) of the Target Company Disclosure Schedule, all of the Target Company's buildings, equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are located at the Owned Real Property or the Leased Real Property and are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the ordinary course of the Business as presently conducted and proposed to be conducted, and are adequate and sufficient for the Target Company's business as presently conducted and proposed to be conducted and conform in all material respects with all applicable Laws. None of the properties and assets used or held for by the Target Company, or otherwise necessary for the conduct of the Business as currently contemplated are owned, leased, or used by the Seller Party.

4H. Tax Matters.

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(i) The Target Company and HDGLV are both single member limited liability companies that have not elected to be taxed as a corporation. For all periods since the date of formation of both the Target Company and HDGLV, the Target Company and HDGLV have been included on the Seller Party's consolidated federal and applicable state income tax return.

(ii) The Seller Party has timely filed all Tax Returns, set forth in Schedule 4H(i), required to be filed by it, each such Tax Return has been prepared in compliance in with all applicable Laws, and all such Tax Returns are true and accurate in all respects. All Taxes owed by the Target Company (whether or not shown or required to be shown on any Tax Return) have been paid. The Target Company has withheld and paid over to the appropriate taxing authority all Taxes required to withheld from amounts paid or owing to any employee, independent contractor, stockholder, creditor or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(iii) Except as set forth in Schedule 4H(iii) of the Target Company Disclosure Schedule:

(a) the Seller Party has not requested or been granted an extension of the time for filing any Tax Return which has not yet been filed;

(b) the Seller Party has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority;

(c) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Target Company;

(d) there is no action, suit, taxing authority proceeding or audit with respect to Taxes now in progress, or to the Target Company's knowledge, pending or threatened against or with respect to the Target Company;

(e) no claim has ever been made by a taxing authority in a jurisdiction where the Target Company or the Seller Party do not file Tax Returns that the Target Company is or may be subject to taxation by that jurisdiction, or that the Seller Party is or may be subject to taxation with respect to their interests in the Target Company in that jurisdiction;

(f) there are no Liens on any of the assets of the Target Company that arose in connection with any failure (or alleged failure) to pay any Tax;

(g) the Target Company is not a party to or bound by any Tax allocation or Tax sharing agreement other than a lease, license or loan agreement or similar agreement the principal subject matter of which is not Taxes; and

(h) the Target Company has not engaged in a "reportable transaction" within the meaning of Section 1.6011-4(b) of the Treasury Regulations.

(iv) The Target Company is not a partner or a member of any partnership, limited liability company or joint venture, or any other entity classified as a partnership for federal income tax purposes.

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(v) The Target Company has not been a member of a consolidated, affiliated, combined or unitary Tax group, and has no liability for Taxes of any other Person either under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, by contract, or otherwise.

(vi) The Target Company has not agreed to make any adjustment under Section 481(a) of the Code or any comparable provision of state, local or foreign Tax Law by reason of a change in method of accounting or otherwise.

(vii) The Target Company has not received any Tax Ruling or entered into a Tax Closing Agreement with any Governmental Entity that would have a continuing effect after the Closing Date. For purposes of the preceding sentence, the term "Tax Ruling" shall mean written rulings of a Governmental Entity relating to Taxes, and the term "Tax Closing Agreement" shall mean a written and legally binding agreement with a Governmental Entity relating to Taxes.

(viii) The Target Company will not be required to be include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on nor prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) prepaid amount received on or prior to the Closing Date.

(ix) There are no outstanding powers of attorney executed on behalf of the Target Company in respect of Taxes.

4I. Company Major Contracts.

(i) Schedule 4I of the Target Company Disclosure Schedule sets forth a complete and accurate list of all Contracts to which there is any obligation or liability remaining and to which the Target Company is a party or by which the Target Company is bound (collectively, the "Target Company Major Contracts").

(ii) the Target Company has delivered to, or made available for inspection by, Buyer a true and correct copy of the Target Company Major Contract, together with all amendments, waivers or other changes thereto. All of the Target Company Major Contracts are valid, binding and enforceable in accordance with their respective terms, and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. Except as disclosed in Schedule 4I(ii) of the Target Company Disclosure Schedule, (a) the Target Company has performed all material obligations required to be performed by them to date under any contract, lease, agreement or instrument to which the Target Company is subject and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, (b) no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Target Company under any contract, lease, agreement or instrument to which such Target Company is subject, (c) the Target Company does not have any present expectation or intention of not fully performing all such obligations, (d) to the knowledge of the Target Company, no contract, lease, agreement or instrument to which the Target Company is bound is currently subject to or is expected to be subject to cancellation or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery, (e) there is no breach or, to the knowledge of the Target Company, anticipated breach by the other

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parties to any contract, lease, agreement, instrument or commitment to which they are parties, and (f) there are no ongoing renegotiations of, or attempts or requests to renegotiate or outstanding rights to renegotiate, any terms of any of the Target Company Major Contracts.

4J. Intellectual Property.

(i) Schedule 4J(i) of the Target Company Disclosure Schedule contains a complete and accurate list of all of the following that are owned or used by the Target Company: (i) patented or registered Intellectual Property Rights, (ii) pending patent applications or other applications for registrations of other Intellectual Property Rights, (iii) all material computer software (other than commercial word processing, accounting, financial analysis and similar software for personal computers generally available in the retail market), (iv) material trade or corporate names, claimed trade dress rights (if any), logos, Internet domain names, material unregistered trademarks and material unregistered service marks, (v) material unregistered copyrights, and (vi) any other material Intellectual Property Rights.

(ii) Except as set forth on Schedule 4J(ii) of the Target Company Disclosure Schedule, the Target Company owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in or has a valid and enforceable written license or rights to use, all Intellectual Property Rights ("Target Company Intellectual Property Rights") used by it in the operation of the Business as presently conducted. All of the Company Intellectual Property Rights are valid and enforceable. Except as set forth on Schedule 4J(ii) of the Target Company Disclosure Schedule, to the knowledge of the Target Company, no loss or expiration of any of the Company Intellectual Property Rights is threatened or pending. The Target Company owns and possesses all right, title and interest in and to all Intellectual Property Rights created or developed by or on behalf of, or otherwise under the direction or supervision of, the Target Company's employees or independent contractors, relating to the Target Company's business or to the actual or demonstratively anticipated research or development conducted by or for the Target Company.

(iii) Except as set forth in Schedule 4J(iii) of the Target Company Disclosure Schedule, there are no claims against the Target Company that were either made since October 1, 2016, or are presently pending contesting the validity, use, ownership or enforceability of any of Target Company Intellectual Property Rights, and, to the knowledge of the Target Company, there is no reasonable basis for any such claim. The Target Company has not infringed or misappropriated, and the operation of the business as currently conducted does not infringe or misappropriate, any Intellectual Property Rights of other Persons. The Target Company has not received any notice regarding any of the foregoing (including any demand or offer to license any Intellectual Property Rights from any other Person). To the knowledge of the Target Company, no third party has infringed or misappropriated any of the Target Company Intellectual Property Rights. The transactions contemplated by this Agreement shall not impair the right, title or interest of the Target Company in and to the Target Company Intellectual Property Rights and all of the Target Company Intellectual Property Rights shall be owned or available for use by the Target Company immediately after the Closing on terms and conditions identical to those under which the Target Company owned or used the Target Company Intellectual Property Rights immediately prior to the Closing. The Target Company has taken commercially reasonable efforts to protect the Target Company Intellectual Property Rights from infringement, misappropriation, and unauthorized disclosure.

(iv) Since October 1, 2016, there have been no, and the Target Company has not

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received any written notices of any, actual or alleged breaches of security (including theft and unauthorized use, access, collection, processing, storage, disposal, destruction, transfer, disclosure, interruption or modification by any Person) of (a) the Target Company's systems, hardware, software, network, or equipment, including all information stored or contained therein or transmitted thereby, or (b) any data in the possession or control of the Target Company about or from an individual that is protected by or subject to any data protection, privacy or security Laws, including protected health information.

(v) No proprietary software developed by or on behalf of the Target Company is subject to any "copyleft" or other condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that imposes any material limitation, restriction, disclosure obligation, or restriction on the right of the Target Company to use or distribute such proprietary software.

4K. Legal Proceedings. Except as set forth in Schedule 4K of the Target Company Disclosure Schedule, there are no (and, during the five years preceding the date hereof, there have not been any) Actions pending or, to the knowledge of the Target Company, threatened in writing against the Target Company (or to the knowledge of the Target Company, pending or threatened in writing by or against any of the officers, directors, members, managers, stockholders or employees of the Target Company with respect to their business activities), or pending or threatened in writing by the Target Company against any Person, at law or in equity, or before or by any Governmental Entity. The Target Company is not subject to any judgment, order or decree of any Governmental Entity. There are no Actions pending or, to the knowledge of the Target Company, threatened in writing against or affecting any Seller Party or any Target Company that seek to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

4L. Brokerage. There are no claims for brokerage commissions, finder's fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Target Company.

4M. Employee Benefit Plans. The Target Company currently does not have, and never has had, any Employee Benefit Plan.

4N. Insurance. Schedule 4N of the Target Company Disclosure Schedule contains a true and complete list of all insurance policies to which the Target Company is a party or which provide coverage to or for the benefit of or with respect to the Target Company or any director, member, manager, or employee, or contractor of the Target Company in his or her capacity as such (the "Insurance Policies"), indicating in each case the type of coverage, name of the insured, the insurer, the premium, the expiration date of each policy and the amount of coverage. The Target Company has made available to Buyer true and complete copies of all such Insurance Policies. Schedule 4N of the Target Company Disclosure Schedule also describes any self-insurance or co insurance arrangements by or affecting the Target Company including any reserves established thereunder. Each Insurance Policy is in full force and effect and shall remain in full force and effect in accordance with its terms following the Closing, and the Target Company is not in default with respect to its obligations under any of such Insurance Policies. The Target Company is current in all premiums or other payments due under the Insurance Policies and has otherwise complied in all material respects with all of their obligations under each Insurance Policy. The Target Company has given timely notice to the insurer of all material claims that may be insured thereby. No Insurance Policy provides for any retrospective premium adjustment or other experience-based liability on the part of the Target Company. The Target Company has received no written notice from an insurance

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carrier of the Target Company that such insurance carrier is insolvent. The Target Company has not received any reservation of rights letters from its insurance carriers.

4O. Compliance with Applicable Laws.

(i) Except with respect to the Controlled Substances Act as it relates to the use, possession, cultivation, and distribution of marijuana, the Target Company is and has complied in all material respects with all Laws of any Governmental Entity applicable to the Target Company and to the knowledge of the Target Company, no material expenditures are or will be required to cause its current operations or properties to comply with any such Laws. The Target Company has not received any written communication from a Governmental Entity that alleges that it is not in compliance with any Law, and to the knowledge of the Target Company, the Target Company has not been subject to any adverse inspection, finding, investigation, penalty assessment, audit or other compliance or enforcement action. The Target Company has not made any bribes, kickback payments or other similar payments of cash or other consideration, including payments to customers or clients or employees of customers or clients for purposes of doing business with such Persons.

(ii) The Target Company holds and is in compliance in all material respects with all permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of all Governmental Entities required for the conduct of its business and the ownership of its properties, and Schedule 4O(ii) of the Target Company Disclosure Schedule sets forth a list of all of such material permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations. The Target Company has not finally been denied any application for any material permits, licenses, bonds, approvals, certificates, registrations, accreditations or other authorizations necessary to its business as now conducted and as presently contemplated to be conducted. The Target Company is not in default in any material respect under any of such permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations.

(iii) (a) The Owned Real Properties and the operations conducted thereon by the Target Company, Seller Party, and the Seller Party's operations on the Leased Real Properties are and has been in material compliance with all applicable Environmental Requirements; (b) The Target Company is in and has been in compliance in all material respects with all Environmental Requirements in connection with the ownership, use, maintenance or operation of its business, facilities, equipment or assets, including possession and maintenance of, and compliance in all material respects with, all permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of any Governmental Entity required; (c) The Target Company has not received any written notice or, to the Company's knowledge, oral notice regarding any actual or alleged violation of or material liability under Environmental Requirements; (d) The Target Company has not assumed or provided an indemnity with respect to any liabilities of any other Person arising under Environmental Requirements, including with respect to such Target Company's business, facilities, equipment or assets; (e) The Target Company has not treated, stored, disposed or arranged for the disposal of, manufactured, handled, distributed released, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Substances, in each case as would give rise to any material liability under any Environmental Requirements; and (e) The Seller Party and the Target Company have provided to Buyer all environmental reports, audits, and other material environmental documents relating to the Target Company and any property owned, leased or occupied by the Target Company, in each

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case in their possession or under their reasonable control.

(iv) Neither the Target Company nor, to the knowledge of the Target Company, any of the officers, members, managers, directors, employees, agents or other representatives of the Target Company or any other business entity or enterprise with which the Target Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Target Company.

4P. Employees. Except as set forth in Schedule 4P of the Target Company Disclosure Schedule, the Target Company does not currently have, and never has had, any employees.

4Q. Affiliate Transactions. Except as set forth in Schedule 4Q of the Target Company Disclosure Schedule, no officer, member, manager, director, stockholder, employee, or Affiliate of the Target Company or, to the Target Company's knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Target Company or has any interest in any assets or property used by the Target Company (including any Intellectual Property Rights). Schedule 4Q of the Target Company Disclosure Schedule contains a description of all intercompany services provided to or on behalf of the Target Company by any Seller Party or their respective Affiliates (other than the Target Company) and the costs associated therewith. Except as set forth and described in Schedule 4Q of the Target Company Disclosure Schedule, none of the assets, tangible or intangible, or properties that are used by the Target Company are owned by any Seller Party or their respective Affiliates (other than the Target Company).

4R. Bank Accounts; Names and Locations. Schedule 4R of the Target Company Disclosure Schedule lists all of the Target Company's bank accounts (designating each authorized signatory and the level of each signatory's authorization). Except as set forth in Schedule 4R of the Target Company Disclosure Schedule, during the five-year period prior to the execution and delivery of this Agreement, neither the Target Company nor their respective predecessors has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business. All of the depository and investment accounts of the Target Company are located at the locations set forth in Schedule 4R of the Target Company Disclosure Schedule.

4S. The License. Notwithstanding the fact that the License is currently registered under the individual name of Paris Balaouras, the Target Company is the sole and exclusive owner of the License. Schedule 4S of the Target Company Disclosure Schedule provides to Buyer true and correct copies of the License, together with all material correspondence with any Governmental Entity or other regulatory authority related thereto. As of the Closing, the Target Company will be the sole legal and beneficial owner of the License, and all of the rights, title and interests in and to the License will be held by the Target Company, free and clear of all Liens. Neither the Seller Party nor any of its respective Affiliates (other than the Target Company) has any interest in the License, except in their capacity as members of the Target Company.

4T. No Restrictions on the Transaction. No (a) provision of the Target Company's Organizational Documents or (b) the Target Company Major Contracts (i) would impose restrictions which might reasonably be expected to adversely affect or delay the consummation of the transactions contemplated by this Agreement or (ii) as a result of the consummation of the transactions contemplated

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by this Agreement or the acquisition of securities of the Target Company or the Target Company by Buyer (A) would restrict or impair the ability of Buyer to vote or otherwise exercise the rights of a stockholder with respect to securities of the Target Company that may be acquired or controlled by Buyer or (B) would entitle any Person to acquire securities of the Target Company.

4U. Disclosure. No representation or warranty or other statement of the Target Company in this Agreement, including this Article 4 and the Target Company Disclosure Schedule, contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES
OF THE SELLER PARTY

As an inducement to Buyer to enter into this Agreement, the Seller Party hereby represents and warrants as of the date of this Agreement as follows:

5A. Organization and Power. The Seller Party is an non-individual Person, and is an entity duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of formation, and such Seller Party has all requisite power and authority necessary to own and operate its properties and to carry on its businesses as now conducted and to execute and deliver this Agreement, to perform his obligations hereunder, and to consummate the Transaction.

5B. Authorization; No Violation.

(i) The execution, delivery and performance by such Seller Party of this Agreement and all of the other agreements and instruments contemplated hereby to which such Seller Party is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Seller Party, as applicable, and no other act or proceeding on the part of such Seller Party (including by its directors, officers, managers, members, shareholders, or trustees, as applicable) is necessary to authorize the execution, delivery or performance of this Agreement and all of the other agreements and instruments contemplated hereby to which such Seller Party is a party and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller Party and constitutes a valid and binding obligation of such Seller Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting or denying equitable remedies, and each of the other agreements and instruments contemplated hereby to which such Seller Party is a party, when executed and delivered by such Seller Party, as applicable, in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Seller Party, as applicable, enforceable with its respective terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting equitable relief.

(ii) Such Seller Party is not subject to or obligated under any applicable Law of any Governmental Entity, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

5C. Consents. No permit, consent, approval or authorization of any Governmental Entity or any other Person is required in connection with the execution, delivery or performance of this Agreement

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by such Seller Party or the consummation by such Seller Party of the transactions contemplated hereby. Notwithstanding the foregoing, Seller may be required to file a "Current Information" disclosure under Section 1, Item 1.01 – Entry into a Material Definitive Agreement on Form 8-K with the United States Securities and Exchange Commission ("SEC").

5D. Vote Required. Such Seller Party, if an Approving Person, has approved and adopted this Agreement for and on behalf of Company in his or her capacity as a director of Company. No vote, other than the vote of the Approving Persons and the consent of the Seller Party, is required to adopt this Agreement and approve the transactions contemplated hereby.

5E. No Restriction on Earning a Living. Such Seller Party hereby acknowledges that the provisions of Article 7 (to the extent bound thereby) do not preclude such Seller Party from earning a livelihood, nor do they unreasonably impose limitations on such Seller Party's ability to earn a living. In addition, such Seller Party hereby acknowledges that the potential harm to Buyer, Target Company and their respective Subsidiaries and Affiliates of non-enforcement of this Agreement outweighs any harm to such Seller Party of enforcement (by injunction or otherwise) of this Agreement.

5F. Brokerage. Except as set forth in Schedule 5F of the Seller Party Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller Party or any of his respective Affiliates, other than any agent, broker, investment banker, financial advisor or other firm or Person the fees and expenses of which shall be paid by such Seller Party.

5G. Disclosure. No representation or warranty or other statement of a Seller Party in this Agreement, including this Article 5 and the Target Company Disclosure Schedule, contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to the Seller Party and the Target Company to enter into this Agreement, Buyer hereby represents and warrants as of the date of this Agreement and as of the Closing Date as follows:

6A. Organization and Company Power. Buyer is a limited liability company validly existing and in good standing under the Laws of the State of Ohio. Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.

6B. Authorization; No Violation.

(i) The execution, delivery and performance by Buyer of this Agreement and all of the other agreements and instruments contemplated hereby to which Buyer is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer, and no other act or proceeding on the part of Buyer, its boards of directors or managers, or members or equity holders is necessary to authorize the execution, delivery or performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Buyer is a party and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (subject to due authorization, execution and

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delivery by the other parties hereto) constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting or denying equitable remedies, and each of the other Transaction Documents to which Buyer is a party, when executed and delivered by Buyer, as applicable, in accordance with the terms hereof, shall each (subject to due authorization, execution and delivery by the other parties hereto) constitute a valid and binding obligation of Buyer, as applicable, enforceable with its respective terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting equitable relief.

(ii) Buyer is not subject to or obligated under its Organizational Documents, or any applicable Law of any Governmental Entity, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

6C. Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity or any other Person is required in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

6D. Vote Required. Buyer has approved and adopted this Agreement. No other vote of the holders of any class or series of equity securities of Buyer is required to adopt this Agreement and approve the transactions contemplated hereby.

6E. Brokerage. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates, other than any agent, broker, investment banker, financial advisor or other firm or Person the fees and expenses of which shall be paid by Buyer.

6F. Sufficiency of Funds. On the Closing Date, Buyer will have sufficient funds to make the payments required pursuant to Article 1 and to perform its obligations with respect to the transactions contemplated by this Agreement.

ARTICLE 7
RESTRICTIVE COVENANTS

7A. Non-Competition Covenants. As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated thereby, each party hereby covenants and agrees that it shall not, and shall cause its affiliates not to, without the prior written consent of the other parties (which consent may be withheld in the other parties's sole and absolute discretion), directly or indirectly infringe, misappropriate, or otherwise use any of the other parties's Intellectual Property Rights, whether or not provided by written license to another party, and whether or not protected as a trade secret under any applicable Law.

7B. Non-Solicitation/Non-Hire of Employees. As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated thereby, each party hereby covenants and agrees, for a period commencing on the Closing Date and ending on the five (5) year anniversary thereof (the "Restrictive Period"), not to, and to cause its affiliates not to, directly or indirectly, on its own behalf

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or on behalf of any third party, solicit for hire or hire any Person who is an employee, member, or affiliate of the other parties or their respective Subsidiaries or any person who was an employee of the other parties or their respective Subsidiaries at any time during the Restrictive Period or during the preceding six months, without the prior written consent of the other parties (which consent may be withheld in the other parties' sole and absolute discretion). Notwithstanding the foregoing, the placement of general advertisements that may be targeted to a particular geographic or technical area, but are not targeted towards employees of other parties or its Subsidiaries, shall not be deemed to be a solicitation for purposes of this Section 7B.

7C. Non-Solicitation of Business Relationships. As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated thereby, each party hereby covenants and agrees, for the duration of the Restrictive Period, not to, and to cause its affiliates not to, directly or indirectly, call on, solicit or service any user, customer, supplier, licensee, licensor or other Person that has a business relationship with the other parties or any of their respective Subsidiaries in order to induce or attempt to induce such Person to cease doing business with the other parties or their respective Subsidiaries, or in any way interfere with the relationship between any such user, customer, supplier, licensee, licensor or other Person that has a business relationship with the other parties or their respective Subsidiaries (including making any negative or disparaging statements or communications about the other parties or any of their respective Subsidiaries or any of their respective businesses, services, products, technology, compliance with legal requirements, directors, officers, employees, contractors or consultants or otherwise).

7D. Representations and Warranties of Each Party. Each party acknowledges and agrees that: (i) the covenants and agreements contained in Article 7 (the "Non-Competition and Related Covenants") are necessary, fundamental and required for the protection of the goodwill of Company acquired by Buyer pursuant to the Transaction; (ii) the Non-Competition and Related Covenants relate to matters that are of a special, unique and extraordinary value; (iii) a breach by a party of any of the Non-Competition and Related Covenants applicable to such party will result in irreparable harm and damages that cannot be adequately compensated by a monetary award and, accordingly, each party will be entitled to injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) each party was a direct or indirect beneficial owner of the Shares of Company and, pursuant to this Agreement and by virtue of the Transaction, such party, directly or indirectly, received a substantial cash payment or other consideration from the other party or parties; (v) in connection with the Transaction, each party is entering into this Agreement and the Non-Competition and Related Covenants; (vi) each party entered into this Agreement in contemplation of each other parties' agreement with the terms set forth herein in connection with the consummation of the transactions contemplated herein, pursuant to which Buyer will acquire substantial goodwill associated with the Target Company, and that this Agreement is intended to comply with the laws of the State of Nevada and all other jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a contract that restrains a Person from engaging in a lawful profession, trade or business.

7E. Specific Performance. Each party acknowledges that a breach of the covenants contained in this Agreement will cause each other party and its Subsidiaries irreparable damage, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each party agrees that the other parties shall, in addition to all other available remedies (including, without limitation, seeking such monetary damages as it can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law. In the event of any Losses that occur pursuant to any breach or violation of covenants contained in this Article 7, the indemnification provisions of Article 9 shall control, including, but not limited to the limitations contained in Section 9B(ii). In the event of any breach or violation by a party of any of the covenants contained in

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this Agreement, the time period of such covenant with respect to that party shall be tolled and extended until such breach or violation is resolved.

7F. Judicial Limitation. It is expressly understood and agreed that although each party considers the restrictions contained herein to be reasonable, if at any time a court or other tribunal of competent jurisdiction finally determines or adjudicates that any portion of the Non-Competition and Related Covenants is unenforceable by reason of it extending for too great of a period of time or over too great of a geographical area or by reason of it being too extensive in any other respect, such Non-Competition and Related Covenant and this Agreement shall not be rendered void but such Non-Competition and Related Covenant shall be deemed amended to apply as to such maximum period of time, maximum geographical area, or maximum extent in all other respects, as the case may be, as such court may judicially determine or adjudicate to be enforceable. Alternatively, if any court or other tribunal of competent jurisdiction finally determines or adjudicates that any portion of the Non-Competition and Related Covenants is unenforceable, and such restriction cannot be amended pursuant to the preceding sentence so as to make such portion of the Non-Competition and Related Covenant enforceable, such judicial determination or adjudication shall not affect the enforceability of any other Non-Competition and Related Covenant.

7G. Separateness. Notwithstanding anything herein to the contrary, the Non-Competition and Related Covenants set forth in this Agreement and the duration of the Restricted Period set forth herein shall in no way limit the terms, conditions or duration of any similar restrictive covenants or restrictive periods set forth in any other documents executed by the Seller Party on or about the Closing with Buyer, the Target Company, or their Affiliates and all such restrictive covenants and restrictive periods shall be separate and independent of one another and made in the context of, and pursuant to the consideration described and set forth in, each such document containing such restrictive covenant or restrictive period.

ARTICLE 8
TERMINATION

8A. Termination. If the SUP is not issued by the City for any reason, Buyer may, at its sole and absolute discretion, terminate this Agreement at any time within twelve (12) months of receiving notice of the SUP denial.

8B. Effect of Termination. In the event of termination of this Agreement as provided in Section 8A, this Agreement shall forthwith become void and of no further force or effect (other than this Section 8B, Section 9J (Confidential Information) and Article 10 (Miscellaneous), which shall survive the termination of this Agreement and shall be enforceable by the parties hereto), and there shall be no liability or obligation on the part of Buyer, the Target Company, or the Seller Party to any other party hereto, except as set forth in this Section 8B and except for breaches of this Agreement by such party prior to the time of such termination. Notwithstanding any other remedy available at law or equity, should this Agreement be terminated according to 8A above, Seller Party and Target Company shall reimburse Buyer and Buyer's members, joint and severally, for all money, equipment, or other contributions made to the Target Company or Seller Party as part of the Closing Payment, Post-Closing Payments, or otherwise. The reimbursement obligations of the Seller Party and Target Company shall be joint and several. Any reimbursements owing from the Seller Party or Target Company pursuant to this Article 8B shall be effected by wire transfer of immediately available funds from Seller Party, to an account designated by the applicable party entitled to the reimbursement, within ten (10) business days.

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ARTICLE 9
ADDITIONAL AGREEMENTS

9A. Survival of Representations and Warranties. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto shall survive the Closing as follows:

(i) the representations and warranties in Section 4M (Employee Benefit Plans) shall terminate ninety (90) days after the date upon which the applicable statute of limitations with respect to the liabilities in question expire (after giving effect to any extensions, mitigation or waivers thereof);

(ii) the following representations and warranties survive indefinitely following the Closing Date: (a) Section 4A (Organization and Company Power), Section 4B (Target Company Membership Interests), Section 4C (Subsidiaries), Section 4D(i) (Authorization), Section 4E (Financial Statements; Undisclosed Liabilities; Accounts Receivable), Section 4L (Brokerage), Section 4O(iii) (Environmental), Section 4U (The License), Section 5A (Organization and Power), and Section 5B(i) (Authorization) (the "Seller Fundamental Representations and Warranties"); and (b) Section 6A (Organization and Company Power), Section 6B(i) (Authorization), and Section 6E (Brokerage) (collectively the "Buyer Fundamental Representations and Warranties" and collectively with the Seller Fundamental Representations and Warranties, the "Fundamental Representations and Warranties"); and

(iii) all other representations and warranties in this Agreement shall terminate on the thirty-six month anniversary of the Closing Date.

(iv) It is the express intent of the parties that, if the applicable survival period for an item is contemplated by this Section 9A is shorter than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such items shall be reduced to the shortened survival period contemplated hereby. The parties further acknowledge that the time periods set forth in this Section 9A for the assertion of claims under this Agreement are the result of arms'-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties; provided that any representation or warranty in respect of which indemnity may be sought under this Section 9A, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 9A if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time (regardless of when the Losses in respect thereof may actually be incurred). The representations and warranties in this Agreement shall survive for the periods set forth in this Section 9A and shall in no event be affected or deemed waived by any investigation, inquiry or examination made for or on behalf of any party, or the knowledge of any party's officers, directors, members, stockholders, employees or agents or the acceptance by any party of any certificate or opinion hereunder or by reason of the fact that any party knew or should have known that any such representation or warranty is, was or might be inaccurate.

9B. Indemnification by the Seller Party.

(i) Subject to Sections 9B(ii)-(v), the Seller Party shall indemnify the Buyer Parties and save and hold each of them harmless against and pay on behalf of or reimburse the Buyer Parties for any Losses as and when incurred which any such Buyer Party sustains or becomes

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subject to as a result of or by virtue of:

(a) any breach by any Seller Party or Target Company of any representation or warranty made by any Seller Party or the Target Company in this Agreement or any ancillary agreement or certificate delivered pursuant to this Agreement;

(b) any breach of any covenant by any Seller Party or the Target Company in this Agreement or any certificate of the Seller Party or the Target Company delivered pursuant to this Agreement or the Assignment and Assumption Agreement;

(c) any FLSA Matter, any Corporate Matter, or any Litigation Matter;

(d) any claims against the Seller Party or the Target Company by any Person or Governmental Entity of asbestos poisoning, or any other asbestos-related health issue, or any other related judicial order, governmental fine, or criminal or civil action; and

(e) any of the matters set forth on Schedule 9B attached hereto.

(ii) The Seller Party shall not have any liability under clause (a) of Section 9B(i) (other than with respect to Seller Fundamental Representations and Warranties and Section 9B(i)(d), for which no such following limitation shall apply) unless (X) the Loss from (I) any one single claim or (II) any one set of aggregated claims arising from the same operative set of core facts relating to a common substantive issue that resulted in the Loss is, in each case of clause (I) and (II), in excess of $10,000, and (Y) the aggregate of all Losses relating thereto for which the Seller Indemnified Parties would, but for this Section 9B(ii), be liable exceeds on a cumulative basis an amount equal to $75,000 (the "Basket"), in which case the Seller Party will be liable for the first dollar of such Losses up to an amount equal to any cap applicable to such Loss in accordance with Sections 9(B)(iii) and 9(B)(iv).

(iii) The Seller Party's aggregate liability under clause (a) of Section 9B(i) (other than with respect to Seller Fundamental Representations and Warranties and Section 9B(i)(d), for which no such following limitation shall apply) shall in no event exceed $5,000,000 (the "Indemnification Cap"), and with respect to all other Losses that are indemnifiable pursuant to this Article 9 (other than with respect to Fraud and Section 9B(i)(d), for which no such following limitation shall apply), the aggregate liability of the Seller Party shall not exceed an amount equal to $10,000,000 (the "Total Cap"); provided, however, that nothing in this Agreement (including this Section 9B) shall limit or restrict any Buyer Party's right to maintain or recover any amounts hereunder in connection with any action or claim based upon Fraud or Section 9B(i)(d).

(iv) For purposes of determining under Article 4 or Article 5 the inaccuracy or breach of any representation or warranty herein or in any instrument or document delivered hereunder and the amount of any Losses that are indemnifiable hereunder, each such representation and warranty shall be read without regard and without giving effect to any materiality or Material Adverse Effect or similar qualification contained therein (as if such standard or qualification were deleted from such representation or warranty), excluding the first sentence of Section 4F.

9C. Indemnification by Buyer. Buyer agrees to and shall indemnify the Seller Party and hold them harmless against and pay on behalf of or reimburse the Seller Party for any Losses as and when incurred which any such Seller Party may suffer, sustain or become subject to as a result or by virtue of: (a) any breach by Buyer of any representation or warranty made by Buyer in this Agreement or any of the

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certificates furnished by Buyer pursuant to this Agreement or (b) any breach of any covenant by Buyer in this Agreement or any of the certificates furnished by Buyer pursuant to this Agreement; provided, however, Buyer's aggregate liability under clause (a) of this Section 9C (other than with respect to Buyer Fundamental Representations and Warranties, for which no such following limitation shall apply) shall in no event exceed the Indemnification Cap, and with respect to all other Losses that are indemnifiable pursuant to this Article 9 (other than with respect to Fraud, for which no such following limitation shall apply), the aggregate liability of Buyer shall not exceed an amount equal to the Total Cap.

9D. Indemnification Payments.

(i) Subject to the applicable limits in Section 9B, any amounts owing from the Seller Party pursuant to this Article 9 shall be effected by wire transfer of immediately available funds from Seller Party, to an account designated by the applicable party entitled to indemnification, within ten (10) Business Days (each final day of such ten (10) Business Day period, an "Seller Indemnification Payment Date") after the determination of amounts owing hereunder in accordance with the terms of this Agreement ("Seller Indemnifiable Amounts").

(ii) Any amounts owing from Buyer pursuant to this Article 9 shall be effected by wire transfer of immediately available funds from Buyer to an account designated by the applicable party entitled to indemnification, within ten (10) days after the determination thereof.

(iii) All indemnification payments under this Article 9 shall be deemed adjustments to the Purchase Price to which the Seller Party is entitled hereunder.

(iv) The amount of any indemnity payable hereunder on account of a Loss shall be calculated net of any amount actually recovered by the Indemnified Party from third parties, including amounts recovered by the Indemnified Party under Company's insurance policies, with respect to such Loss, in each such case net of any third party costs related thereto, including costs of collection, and deductibles, it being understood that an Indemnified Party shall have the obligation to exercise commercially reasonable efforts to collect any such third-party recoveries (including insurance claims). If an Indemnified Party receives proceeds from third parties, including insurance proceeds, in connection with Losses for which it has received indemnification hereunder, such Indemnified Party shall promptly refund to the Indemnifying Party the amount of such net proceeds when received, up to the amount of indemnification received hereunder with respect to such Losses.

(v) To the extent that an Indemnified Party actually recovers indemnified Losses under a provision of this Agreement for any specific matter for which indemnification may be asserted under this Article 9, then that Indemnified Party will not be entitled to any duplicative recovery for the same such Losses or other compensation under another provision of this Agreement for which indemnification may be asserted; however, nothing herein shall prevent an Indemnified Party from seeking recovery for different Losses under the same or different provisions of this Agreement with respect to Losses arising from the same specific matter that an indemnification claim pursuant to this Article 9 may be made.

(vi) Notwithstanding anything in this Agreement to the contrary, an Indemnified Party will act in good faith and in a commercially reasonable manner to mitigate any Losses it may suffer (including by pursing available insurance), but all reasonable third party mitigation costs actually incurred (excluding time of the Indemnified Party's employees) will be added to the Loss.

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9E. Indemnification Procedures.

(i) During any applicable survival period as set forth herein, any Person may make a claim for indemnification under this Section 9E (an "Indemnified Party") (other than a claim for Taxes which is governed by Section 9F) by notifying the indemnifying party (an "Indemnifying Party") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable and, if not known and quantifiable, a good faith estimate thereof) and the basis thereof; provided that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that (and only to the extent that) the Indemnifying Party has been materially prejudiced thereby. To the extent applicable, the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnified Party's claim for indemnification at such Indemnifying Party's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense; provided that, prior to the Indemnifying Party assuming control of such defense it shall first (x) verify to the Indemnified Party in writing that such Indemnifying Party shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification and that (without regard to any dollar limitations otherwise set forth herein) it shall provide full indemnification (whether or not otherwise required hereunder) to the Indemnified Party with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and (y) enter into an agreement with the Indemnified Party in form and substance satisfactory to the Indemnified Party that unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation or facts giving rise to such claim for indemnification hereunder; and provided, further, that:

(a) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnified Party (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnifying Party effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnifying Party to the extent such underlying claim is indemnifiable under this Article 9, and except that the Indemnifying Party shall pay all of the fees and expenses of such separate counsel to the extent such underlying claim is indemnifiable under this Article 9 if the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party);

(b) the Indemnifying Party shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnified Party) and shall pay the fees and expenses of counsel retained by the Indemnified Party to the extent such underlying claim is indemnifiable under this Article 9 if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnified Party reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnified Party's reputation or future business prospects; (3) the claim seeks an

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injunction or equitable or other non-monetary relief against the Indemnified Party; (4) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; (5) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim; or (6) the Indemnified Party reasonably believes that the Loss relating to the claim would exceed the maximum amount that such Indemnified Party would then be entitled to recover under the applicable provisions of Article 9; and

(c) if the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable or non-monetary relief will be imposed against the Indemnified Party or if such settlement does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

(ii) Notwithstanding anything herein to the contrary, any claim by an Indemnified Party for indemnification not involving a third party claim (other than a claim for Taxes which is governed by Section 9F) may be asserted by giving the Indemnifying Party written notice thereof ("Indemnification Notice") setting forth the amount of such claim for indemnification (to the extent the amount of such claim is known and quantifiable as of such date and, if not, a good faith estimate thereof) and setting forth the nature and the basis for such claim (an "Indemnification Claim"). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of an Indemnification Notice that the Indemnifying Party disputes its liability to the Indemnified Party (a "Notice of Indemnification Dispute"), the applicable Indemnification Claim specified by the Indemnified Party in such Indemnification Notice shall be conclusively deemed an obligation of the Indemnifying Party hereunder, and the Indemnifying Party shall pay the Indemnified Party an amount equal to the amount of such Indemnification Claim on demand and in accordance with Section 9D. If a timely Notice of Indemnification Dispute is received by the Indemnified Party, then the Indemnification Claim (as may be modified by mutual agreement of Buyer and the Seller Party, or as resolved pursuant to Section 9E(ii)(b) below) shall become final and binding upon the parties on the earlier of (a) the date any and all matters specified in the Notice of Indemnification Dispute are finally resolved in writing by the Seller Party and Buyer and (b) the date any and all matters specified in the Notice of Indemnification Dispute not resolved by the Seller Party and Buyer are finally resolved pursuant to the dispute resolution provisions of Section 10L of this Agreement.

9F. Target Company Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller Party for certain matters in respect of Taxes:

(i) Notwithstanding any limitations in Section 9B, the Seller Party shall indemnify the Buyer Parties and hold each of them harmless from and against (a) any and all Taxes (or the non-payment thereof) of the Target Company for all Taxable periods or portions thereof ending on or before the Closing Date ("Pre-Closing Tax Period"), (b) any and all Taxes of any Person imposed on the Target Company as a transferee or successor, by contract, or otherwise, (c) any and all transfer taxes as described in Section 9F(vii), and (d) any and all Taxes of any Seller Party resulting from the transactions contemplated in this Agreement. The Seller Party shall reimburse the Buyer Parties for any Taxes which are the responsibility of the Seller Party pursuant to this Section 9F(i)

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within ten (10) business days prior to payment of such Taxes by Buyer or the Target Company.

(ii) In the case of any Taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the Taxes for the portion of such period ending on the Closing Date shall (a) in the case of any Taxes based on or measured by income or receipts, be deemed equal to the amount of such Taxes which would be payable if a taxable period ended on the Closing Date, as determined based on an interim closing of the books as of the close of business on the Closing Date; and (b) in the case of any other Taxes, shall be deemed to be an amount equal to the amount of such Taxes payable for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of such Straddle Period ending on the Closing Date, and the denominator of which is the number of days in the entire such Straddle Period.

(iii) All Tax sharing agreements or similar agreements (other than agreements the principal subject matter of which is not Taxes) with respect to the Target Company shall be terminated as of the Closing Date and, after the Closing Date, the Target Company shall not be bound thereby or have any liability thereunder.

(iv) The Seller Party shall prepare or cause to be prepared all Tax Returns of the Target Company for taxable periods ending on or before the Closing Date and for the payment of any Taxes due with respect to such Tax Returns. With respect to any Tax Return that is due to be filed following the date of execution of this Agreement, the Seller Party shall provide Buyer with a copy of such Tax Return for review and comment at least thirty (30) business days prior to the date on which such Tax Return is to be filed. The Seller Party have the right to extend the filing date of the Tax Return once. If Buyer disputes the manner in which such income Tax Return is prepared, Buyer shall provide written notice of such objection or dispute to the Seller Party within ten (10) business days following receipt of such Tax Return. The Seller Party shall adjust such Tax Returns in accordance with Buyer's objection and file all Tax Returns in a manner consistent with any such comment provided by Buyer.

(v) The Target Company will prepare and file or cause to be prepared and filed all Straddle Period Tax Returns of the Target Company that are due after the Closing Date (each a "Target Company Prepared Tax Return"). Such Target Company Prepared Tax Returns shall be prepared on a basis consistent with past practices, procedures and accounting methods of the Target Company unless otherwise required by applicable Law. The Target Company shall provide the Target Company Prepared Tax Return to Buyer for review and comment at least thirty (30) business days prior to the date on which such Prepared Tax Return is to be filed. If Buyer disputes the manner in which any Target Company Prepared Tax Return is prepared or any Taxes relating thereto are or should be determined or calculated, Buyer shall provide written notice of such objection or dispute to Seller Party within ten (10) business days following receipt of such Target Company Prepared Tax Return. If any such notice is provided, Seller Party shall consider any such objection in good faith. Seller Party shall not (i) amend any Tax Return of the Target Company filed with respect to any period ending on or before the Closing Date or any Straddle Period, or (ii) make any Tax election that has retroactive effect to any such period, in each case without the prior written consent of the Buyer.

(vi) The Seller Party shall notify Buyer as soon as practicable after such Seller Party receives notice of any Tax Matter relating to any Pre-Closing Tax Period (a "Pre-Closing Tax Matter"). Buyer shall have the right, but not the obligation, to represent the interests of the Target Company before the relevant Governmental Entity with respect to any Tax Matter, whether or not

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such Tax Matter is a Pre-Closing Tax Matter, and shall have the right to control the defense, compromise or other resolution of any such Tax Matter. Buyer shall control any such Pre-Closing Tax Matter, at the sole expense of the Seller Party.

(vii) Seller Party shall be responsible for and shall pay when due all sales, use, transfer, stamp or similar taxes imposed with respect to the sale of the Membership Interests pursuant to this Agreement. The Seller Party shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees, and Buyer shall cooperate with respect thereto as necessary.

(viii) Buyer and Seller Party shall cooperate to cause Target Company to make a timely Code Section 754 election to adjust the tax basis of Target Company's assets with respect to Buyer's purchase of the Purchased Interests.

9G. Press Release and Announcements. Unless required by Law (in which case the Seller Party, the Target Company, and Buyer agrees to use reasonable efforts to consult with the each other prior to any such disclosure as to the form and content of such disclosure), after the date hereof and through and including the Final Contribution Payment, no press releases, announcements to the employees, customers or suppliers of the Target Company or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of the Seller Party, the Target Company, and Buyer, such consent not to be unreasonably withheld by any party hereto. Notwithstanding the foregoing, any current information disclosures and/or related public information filings required by the SEC pursuant to United States Securities Act of 1933 (the "Act") are hereby expressly permitted without prior consent of the parties hereto. Prior to any such filing, the filing party shall inform the non-filing parties in writing of the contents of any filing and provide a copy thereof in advance of the filing and allow for the meaningful input of the non-filing parties.

9H. Mutual Assistance. Without limiting any other provision set forth herein, Buyer, the Buyer Licensees, the Seller Party, and the Target Company agree that they will mutually cooperate in the expeditious filing of all notice, reports and other filings with any Governmental Entity required to be submitted jointly by such Persons in connection with the execution and delivery of this Agreement and/or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby.

9I. General Release. The Seller Party does hereby, and each such Seller Party agrees to cause his or its Affiliates, successors and assigns and any other person or entity claiming by, through or under any of the foregoing to (and on behalf of each of them the undersigned does hereby), effective as of, and contingent upon, the Closing, unconditionally and irrevocably release, waive and forever discharge the Target Company and each of its predecessors and successors and each of its respective past, managers, directors, officers, employees, agents, assigns, stockholders, partners, insurers, subsidiaries and Affiliates from any and all claims, demands, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring on or prior to the Closing, which, for the avoidance of doubt, includes (without limitation) any and all claims of breach and causes of action based on alleged breach and associated liabilities arising out of or relating to any commercial arrangement or agreement between the Target Company and such Seller Party and/or such Seller Party's Affiliates entered into prior to the Closing, but excludes any of the undersigned's rights (i) expressly set forth in this Agreement or the exhibits thereto, (ii) under any contract of insurance covering members, managers, directors, and officers of the Target Company prior to the Closing, (iii) under any arm's length contract or commercial arrangement between the Target Company and such Seller Party for which no breach by the Target Company has occurred or is ongoing

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and as set forth on Schedule 9I of the Target Company Disclosure Schedule, or (iv) rights to indemnification under the Target Company's Organizational Documents. WITHOUT LIMITING THE FOREGOING, THE SELLER PARTY (ON HIS, HER OR ITS OWN BEHALF AND ON BEHALF OF HIS, HER OR ITS AFFILIATES, SUCCESSORS AND ASSIGNS) EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY ANY APPLICABLE STATUTE IN THE CONTEXT OF A GENERAL RELEASE, WHICH STATUTE GENERALLY PROVIDES FOR THE FOLLOWING: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS, HER OR ITS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM, HER OR IT MAY HAVE MATERIALLY AFFECTED HIS, HER OR ITS SETTLEMENT WITH THE DEBTOR." THE UNDERSIGNED ACKNOWLEDGES THAT HE, SHE OR IT HAS CAREFULLY READ THE FOREGOING WAIVER AND GENERAL RELEASE AND UNDERSTANDS ITS CONTENTS. The undersigned represents and warrants that (x) there are no liens, or claims of Lien, or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein, (y) the undersigned has not transferred or otherwise alienated any such claims or causes of action, and (z) the undersigned is fully authorized and entitled to give the releases specified herein.

9J. Confidentiality. Each of Buyer, the Seller Party, and the Target Company (prior to Closing), hereby covenants and agrees not to, and to cause his or its Affiliates not to, at any time (i) retain or use for the benefit, purposes or account of such party or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside Buyer, the Target Company, the Seller Party, and their respective Subsidiaries any non-public, proprietary or confidential information, including trade secrets, "know-how", profitability margins relative to any customers of the Target Company (the release of which would cause substantial harm to such Target Company), research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals, in each case, concerning the past, current or future business, activities and operations of Buyer, the Seller Party, the Target Company or their respective Subsidiaries, as applicable ("Confidential Information") without the prior written authorization of the Person to which such Confidential Information relates (which authorization may be withheld in such Person's sole and absolute discretion); provided, however, "Confidential Information" shall not be deemed to include any information that is (i) generally known to the public other than as a result of party's breach of this section or any breach of other confidentiality obligations by third parties or (ii) required by law to be disclosed; provided that a party shall give prior written notice to Buyer of such requirement, disclose no more information than is so required, and cooperate with any attempts by Buyer to obtain a protective order or similar treatment.

9K. Remedies Exclusive. From and after the Closing, the rights of the parties to indemnification relating to this Agreement or the transactions contemplated hereby shall be strictly limited to those contained in Article 9 and such indemnification rights shall be the sole and exclusive remedies of the parties subsequent to the Closing with respect to any matter in any way relating to this Agreement or arising in connection herewith, except in the case of Fraud. To the maximum extent permitted by law, the parties hereby waive all other rights and remedies with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether under any laws at common law or otherwise. Except (i) in the case of Fraud and (ii) to the extent set forth in Section 8B or Article 7, no claim, action or remedy shall be brought or maintained by any party against any other party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misstatement or omission respecting an inaccuracy in or breach of any of the representations, warranties or covenants of any of the parties hereto

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set forth or contained in this Agreement. Notwithstanding anything the contrary in Article 9, the limitations and thresholds and other provisions set forth in this Agreement shall not apply with respect to (a) Fraud or (b) any equitable remedy, including a preliminary or permanent injunction or specific performance.

9L. Right of First Refusal. Seller Party hereby grants the Buyer, or its designee, a right of first refusal, and option to own and develop, any future indoor cultivation facility in Nevada pursuant to one of the existing Seller Party cultivation licenses, initially planned at MJ Distributing C-202, LLC's Amargosa Valley facility or other suitable site to be mutually agreed upon by the parties.

9M. Seller Party Construction. Seller Party shall, at its own expense: (i) complete demolition to the bare walls in all applicable areas of the Facility Location; (ii) complete asbestos remediation at the Facility Location; and (iii) complete the electrical upgrade to 2,000-amp service at the Facility Location. Any debts and costs incurred prior to the date of this Agreement with respect to any construction at the Facility Location will remain solely the responsibility of Seller Party. Notwithstanding the foregoing, any capitalized costs associated with this Section 9M shall be considered Capital Contributions pursuant to the terms of Operating Agreement, and such capitalized costs shall be disclosed in Schedule 9M of the Target Company Disclosure Statement.

ARTICLE 10
MISCELLANEOUS

10A. Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided that (i) any such amendment or waiver will be binding upon the Target Company (prior to the Final Contribution Payment) and the Seller Party only if such amendment or waiver is set forth in a writing executed by the Target Company (prior to the Final Contribution Payment) and the Seller Party, and (ii) any such amendment or waiver will be binding upon Buyer or the Target Company (after the Closing) only if such amendment or waiver is set forth in a writing executed by Buyer and the Target Company (after the Final Contribution Payment). No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or waive any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

10B. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth Business Day following the date of such deposit, or (iv) if delivered by PDF attached to an email, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission. Notices, demands and communications to the Target Company, the Seller Party, or Buyer shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below:

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Notices to the Seller Party:

MJ Holdings, Inc.
Attn.: Terrence M. Tierney
1300 S. Jones Blvd., Suite 210
Las Vegas, NV 89146

with a copy (not constituting notice) to:

Glenn Truitt, Esq.
552 E Charleston Blvd.
Las Vegas, NV 89104

Notices to the Target Company:

Red Earth LLC
Attn.: Paris Balaouras
1300 S Jones Blvd., Suite 210
Las Vegas, NV 89146

with a copy (not constituting notice) to:

Glenn Truitt, Esq.
552 E Charleston Blvd.
Las Vegas, NV 89104

Notices to Buyer:

Element NV, LLC
Attn: Nkechi Iwomi
PO Box 3967
Dublin, Ohio 43016

with a copy (not constituting notice) to:

Gordon Bibart, LLC
Attn: Ted Bibart
450 W. Wilson Bridge Road, Suite 340
Worthington, Ohio 43085

10C. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Seller Party, or the Target Company, in each case without the prior written consent of Buyer. Buyer may assign its rights and obligations hereunder, in whole or in part, to any of its Affiliates or in connection with any disposition or transfer of all or any portion of the equity of the Target Company, in each case without the consent of any other Person; provided, however, any such assigning Person shall

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remain fully liable under this Agreement for such Person's obligations and responsibilities hereunder. In addition, each of Buyer and the Target Company (after the Closing) and their respective Subsidiaries may assign any or all of its rights and remedies pursuant to this Agreement to any of their respective lenders as collateral security without the consent of any other Person.

10D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

10E. Third-Party Beneficiaries and Obligations. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Other than as set forth in Section 9B, Section 9C, Section 9F, and the final sentence of Section 10C, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement.

10F. No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of Buyer, the Seller Party, and the Target Company confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

10G. Interpretation. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting any gender shall include all genders. Where a word is defined herein, references to the singular shall include references to the plural and vice versa. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided. All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided. Any reference to any agreement or contract referenced herein or in the Target Company Disclosure Schedule shall be a reference to such agreement or contract, as amended, modified, supplemented or waived. The captions used in this Agreement and descriptions of the Target Company Disclosure Schedule are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption or description of the Target Company Disclosure Schedule had been used in this Agreement.

10H. The Target Company Disclosure Schedule. Any matter disclosed in one section of the Target Company Disclosure Schedule shall also be deemed to constitute a disclosure required by or an exception to each other representation, warranty, covenant or agreement of the Seller Party or the Target Company in the Agreement to which such matter relates, but only to the extent such matter is readily apparent, on its face, to be applicable to such other representation, warranty covenant or agreement of the Seller Party or the Target Company. The parties acknowledge and agree that any appendices or exhibits attached to the Target Company Disclosure Schedule form an integral part of the sections or subsections of the Target Company Disclosure Schedule into which they are incorporated by reference for all purposes as if fully set forth in the Target Company Disclosure Schedule, including for purposes of cross-application

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to other sections or subsections of the Target Company Disclosure Schedule in accordance with the immediately preceding sentence. In no event shall the listing of such agreements or other matters in the Target Company Disclosure Schedule be deemed or interpreted to broaden or otherwise amplify the Target Company's or any Seller Party's representations and warranties, covenants or agreements contained in the Agreement, nor shall the inclusion of any item in the Target Company Disclosure Schedule be deemed as an admission that such item is a material fact, event, circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect.

10I. Complete Agreement. This Agreement and the Transaction Documents, together with any other agreements referred to herein or therein executed and delivered on or after the date hereof, contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or between such parties, written or oral, which may have related to the subject matter hereof in any way.

10J. Counterparts. This Agreement may be executed in multiple counterparts (including by means of fax or electronically transmitted signature pages), all of which taken together shall constitute one and the same Agreement.

10K. Governing Law. The internal Law (and not the Law of conflicts) of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

10L. Dispute Resolution; Consent to Jurisdiction; Waiver of Jury Trial.

(i) In the event of any dispute or disagreement between or among any of the parties hereto following the Closing as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder, including, but not limited to, any Indemnification Claim that is the subject of a Notice of Indemnification Dispute, such applicable parties shall promptly meet in a good faith effort to resolve the dispute or disagreement. If such applicable parties do not resolve such dispute or disagreement within thirty (30) calendar days, each such applicable party shall be free to exercise the remedies available to it specifically provided by this Agreement.

(ii) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the transactions arising hereunder (other than as provided in Section 1F(ii) and the last sentence of this Section 10L(ii)) that cannot be resolved by negotiation pursuant to Section 10L(i) above shall be settled exclusively by arbitration in Kansas City, Missouri. Any such arbitration shall be administered by the Center for Public Resources Institute for Dispute Resolutions (the "Institute") in accordance with its then prevailing Rules for Non Administered Arbitration of Business Disputes (except as otherwise provided herein) by three independent and impartial arbitrators who shall be selected by the Seller Party and Buyer in accordance with such rules. Notwithstanding anything to the contrary provided in Section 10L hereof, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1 et seq. The fees and expenses of the Institute and the arbitrators shall be shared equally by the Seller Party, on the one hand, and Buyer, on the other hand, and advanced by them from time to time as required; provided that, at the conclusion of the arbitration, the arbitrators shall award costs and expenses (including the costs of the arbitration previously advanced and the reasonable fees and expenses of attorneys, accountants and other experts) to the prevailing party or parties. The arbitrators shall permit and facilitate such discovery as may be requested by any of the parties. The arbitrators shall be instructed to render their award within 30 days after the conclusion of the arbitration hearing. The arbitrators shall be expressly empowered to determine the amount of any Losses subject to

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indemnification hereunder in accordance with the terms and provisions of this Agreement. Notwithstanding anything to the contrary provided in this Section 10L(ii) and without prejudice to the above procedures, any party hereto at its election may apply to any court of competent jurisdiction for any non-monetary relief that may be requested by such party. The award rendered by the arbitrators shall be final and not subject to judicial review (absent manifest error), and judgment thereon may be entered in any court of competent jurisdiction.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BUYER

Element NV, LLC

By: Herb Washington (Aug 28, 2019)
Name: Herb Washington
Title: CEO

TARGET COMPANY

RED EARTH LLC

DocuSigned by:
Paris Balaouras
64AAF0B7908F4CD...

By: ______________________________
Name: Paris Balaouras
Title: Manager

[Signature Page to Membership Interest Purchase Agreement]

SELLER PARTY

MJ HOLDINGS, INC.

DocuSigned by:

499C129311324C9...

By:______________________________

Name: Terrence M. Tierney

Title: Corporate Secretary

[Signature Page to Membership Interest Purchase Agreement]

For purpose only of the joint and several liability under the representations and warranties pursuant to Article 4 of this Agreement:

TARGET COMPANY

RED EARTH, LLC

DocuSigned by:
Paris Balaouras
By: 64AAF0B7908F4CD...
Name: Paris Balaouras
Title: Manager

SELLER PARTY

MJ HOLDINGS, INC.

DocuSigned by:
By: 499C129311324C9...
Name: Terrence M. Tierney
Title: Corporate Secretary

HDGLV

HDGLV, LLC

DocuSigned by:
Paris Balaouras
By: 64AAF0B7908F4CD...
Name: Red Earth, LLC by Paris Balaouras
Title: Manager

PARIS BALAOURAS

DocuSigned by:
Paris Balaouras
64AAF0B7908F4CD...

As holder of: Medical Marijuana Establishment Registration Certificate, Application Identifier No. C012

[Signature Page to Membership Interest Purchase Agreement]

Exhibit A

Definitions

"Action" means any claim, complaint, charge, action, suit, audit, inquiry, investigation, enforcement proceedings, mediation or other proceeding (including any civil, administration and arbitration proceeding).

"Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified; provided that the term "Affiliate" when used with respect to Buyer shall include only Persons that are directly or indirectly controlled by Buyer.

"Affiliated Group" means with respect to the Target Company, any affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law) of which the Target Company or any Predecessor of the Target Company is or has been a member.

"Agreement" has the meaning set forth in the preamble.

"Approving Persons" has the meaning set forth in Section 4D.

"Asset Purchase" has the meaning set forth in the preamble.

"Basket" has the meaning set forth in Section 9B(ii).

"Business" means the business of the Target Company, including owning and operating a medical marijuana cultivation facility.

"Business Day" means any day, other than a Saturday, Sunday, or any other date in which banks located in any of Columbus, Ohio or Las Vegas, Nevada are closed for business as a result of federal, state or local holiday.

"Buyer" has the meaning set forth in the preamble.

"Buyer Fundamental Representations and Warranties" has the meaning set forth in Section 9A.

"Buyer Licensees" has the meaning set forth in Section 3C.

"Buyer Parties" means Buyer and its Affiliates (including, after the Closing, the Target Company and its respective Subsidiaries, but excluding the Seller Party and its Affiliates) and their respective stockholders, officers, directors, employees, agents, partners, members, managers, successors and assigns.

"Cash" means, as of any applicable time of determination, an amount equal to the sum of all cash and cash equivalents (net of any bank overdrafts and net of any restricted cash balances) of the Company, as determined in accordance with GAAP, including amounts necessary to cover any outstanding but uncleared checks, transfers or drafts of Company.

"Cash Reserved at Signing" means an amount of Cash of the Target Company as of the date hereof less the amount of Cash necessary to cover any outstanding but un-cleared checks, transfers or drafts of such Target Company.

"City" has the meaning set forth in the Preamble.

"Closing" has the meaning set forth in Section 1B.

"Closing Date" has the meaning set forth in Section 1B.

"Closing Payment" has the meaning set forth in Section 1C.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Code Section 409A" has the meaning set forth in Section 4M(vi).

"Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Benefit Plan, whether written or unwritten, which provides to employees or former employees any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

"Confidential Information" has the meaning set forth in Section 9N.

"Consolidated Financials" means the books and financial records of MJ Holdings, Inc., which shall also include the financial statements of Red Earth, LLC and any and all other subsidiaries of MJ Holdings, Inc.

"Contract" means, with respect to any Person, any legally binding written, oral, implied, or other agreement, contract, instrument, note, mortgage, bond, loan, indenture, guaranty, option, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, sale or purchase order, work order, insurance policy, lease, license, commitment, covenant, assurance, indemnity, or undertaking, understanding, or arrangement of any kind or nature to which such Person is a party, by which it or its assets are bound or subject and under which it has or may reasonably be expected to have any current or future liability.

"Corporate Matter" means any act or omission occurring, or any fact or circumstance existing, before the Closing Date, including relating to the execution, delivery and performance of this Agreement, that entitles any officer, member, manager, director, agent or other person to indemnification pursuant to the Organizational Documents or other corporate authorization of a Target Company in effect on or before the Closing Date with respect to any act or omission before the Closing Date.

"Early Contribution Payment" has the meaning set forth in Section 1C.

"Effective Time" means **11:59** p.m. (Las Vegas, Nevada, time) on: (i) the Closing Date; and the day immediately prior to any Post-Closing Contribution.

"Employee Benefit Plans" means and "employee benefit plan" (as such term is defined under Section 3(3) of ERISA, and each employee bonus, incentive compensation, commission, deferred compensation, retirement, severance, retention, change-in-control, sick leave, health, welfare, fringe benefit, profit sharing, vacation or paid-time-off, stock purchase, stock option, equity incentive or other employee benefit plan, program, agreement or arrangement, maintained, sponsored, or contributed to by a Target Company, or with respect to which a Target Company has any liability or potential liability.

"Encumbrance" means any Lien (other than restrictions on transfer under the Securities Act and

applicable state securities Laws).

"Environmental Requirements" means all federal, state, and local statutes, codes, regulations, rules, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, each as amended and as now or previously in effect, pertaining to pollution, the protection of human health or safety, natural resources, or the environment and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or release of or exposure to Hazardous Substances, including the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601-9675), the Toxic Substance Control Act (15 U.S.C. §§ 2601-2671), the Hazardous Material Transportation Act (49 U.S.C. §§ 1801-1813), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1387), the Clean Air Act (42 U.S.C. §§ 7401-7642), the Safe Drinking Water Act (42 U.S.C. §§ 300(f)-300(j)-26), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any similar state or local law, all as supplemented or amended or as implemented through statutes or regulations as of the date of this Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Facility Location" has the meaning set forth in the preamble.

"FLSA Matters" means any Action or Losses in respect of claims by employees or independent contractors of Company under or relating to violations of the Fair Labor Standards Act, as amended from time to time, or any similarly applicable state Law or any federal, state or local Law related to wage and hour, payroll practices, paid time off, leaves of absence or applicable labor practices of a Target Company.

"Final Contribution Payment" has the meaning set forth in Section 1C.

"Final Order" means a final judgment, order or decree of any court of competent jurisdiction which may be filed, entered or issued, or a final arbitration award.

"Fraud" means common law fraud.

"Fundamental Representations and Warranties" has the meaning set forth in Section 9A.

"GAAP" means United States generally accepted accounting principles applied on a basis consistent with the accounting principles and policies of a Target Company.

"Governmental Entity" means any government, governmental agency, department, bureau, office, commission, authority or instrumentality, or court of competent jurisdiction, whether international, foreign, provincial, domestic, federal, state or local.

"Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material, waste, pollutant or contaminant as defined, listed, regulated, or for which liability or standards of conduct may be imposed under any Environmental Requirements, and specifically includes asbestos, petroleum (or its byproducts), noise, odor, or mold.

"Indebtedness" means, with respect to a Target Company at any applicable time of determination, without duplication, (i) all obligations and amounts due of such Target Company with respect to borrowed money, (ii) notes payable, (iii) the principal amount of capital leases, long-term vendor financing, interest

rate protection agreements and any prepayment penalties, premiums or make-whole amounts, (iv) transaction fees, (v) deferred compensation arrangements, severance, pension plans, accrued bonuses and any change of control payments resulting from the consummation of the Transaction (expressly excluding any severance obligations that are due and payable upon termination of any Company employees following the Closing) or the discharge of any obligation described above and all costs and expenses of any lender to such Target Company prior to the Closing payable in connection with the foregoing (other than the costs and expenses of any lender attributed to such Target Company after the Closing with respect to the financing arrangements of Buyer), (vi) all liabilities classified as non-current liabilities in accordance with GAAP as of the date of determination of such Indebtedness (other than "deferred revenue" incurred in the ordinary course of business consistent with past practice), (vii) accrued or deferred Tax liabilities, and (viii) intercompany payables to the Target Company, the Seller Party, or their respective Affiliates, and (ix) all accrued interest, prepayment premiums, fees, penalties, expenses, Taxes, or other amounts payable in respect of any of the foregoing. Notwithstanding the foregoing, Indebtedness shall exclude any amounts owing from the Target Company to the Buyer under the Master Services Agreement.

"Indemnification Cap" has the meaning set forth in Section 9B.

"Indemnification Claim" has the meaning set forth in Section 9E(ii).

"Indemnification Notice" has the meaning set forth in Section 9E(ii).

"Indemnified Party" has the meaning set forth in Section 9E(i).

"Indemnifying Party" has the meaning set forth in Section 9B(i).

"Initial Contribution Payment" has the meaning set forth in Section 1C.

"Institute" has the meaning set forth in Section 10L(ii).

"Insurance Policies" has the meaning set forth in Section 4N.

"Intellectual Property Rights" means any and all intellectual and industrial proprietary rights and rights in confidential information of every kind and description anywhere in the world, including (i) patents and patent applications, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (ii) trademarks (including those arising under common law), service marks, trade dress, trade names, logos, slogans, corporate names and other indicia of source, and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works, and registrations and applications for registration thereof, (iv) Software, (v) internet domain names, websites, universal resource locators and other names and locators associated with the internet, (vi) trade secrets and other confidential information (including ideas, formulae, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice)), know how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, non-public data and databases, financial and marketing plans and customer and supplier lists and information (vii) moral and economic rights of authors and inventors, however denominated, and (viii) all other intellectual property.

"Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including limited liability company interests, partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

"knowledge" means, when referring to the "knowledge of a Target Company" or any similar phrase or qualification based on knowledge of the target Company, the actual or constructive knowledge of the Seller Party and the knowledge such Person should have had after due inquiry, which shall include the examination of all relevant documents and due inquiries of the Seller Party and the Target Company's respective members, managers, directors, and officers and each of their respective other management employees (including general managers), lawyers, accountants and agents who would likely have knowledge of the relevant facts or circumstances.

"Latest Annual Balance Sheet" means with respect to the Target Company, the reviewed consolidated balance sheet of the Target Company as of December 31, 2018.

"Latest Balance Sheet" has the meaning set forth in Section 4E(i).

"Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, order, requirement or rule of law.

"License Interests" has the meaning set forth in the Preamble.

"Lien" means all mortgages, security interests, charges, easements, rights, options, claims, restrictions, encumbrances, or other liens of any kind.

"Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real or immovable property that is used in a Target Company's business.

"Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which a Target Company holds any Leased Real Property.

"License" means the license held by the Target Company with respect to the ownership and operation of the recreational marijuana cultivation located at the Facility Location.

"Litigation Matter" means any Action against any Target Company pending or threatened in writing against such Target Company prior to the Effective Time.

"Losses" means, with respect to any person at the time of determination, any and all payments, recoveries, fines, penalties, interest, assessments, judgments, settlements, demands, claims, damages, liabilities, actual and reasonable costs and expenses suffered or incurred by the indemnified party, including reasonable attorney fees and reasonable documented expenses for investigation and defense.

"Material Adverse Effect" means, with respect to the Target Company, any change or effect that, when taken individually or together with all other adverse changes or effects (whether or not constituting a breach of a representation, warranty, or covenant set forth in this Agreement), is or would reasonably be expected to (a) materially delay or prevent the Target Company from consummating any of the transactions contemplated by this Agreement or has a material adverse effect on the ability of the Target Company to perform its obligations under this Agreement or the other Transaction Documents to which it is a party or to consummate any of the transactions contemplated hereby or thereby or (b) have a material adverse effect on the assets, liabilities, properties, operations, business, results of operations, condition (financial or otherwise), profitability, or operations of the Target Company or the Business; provided, that any event, change or occurrence resulting from (i) general economic or industry-wide conditions that do not materially and disproportionately affect the Target Company relative to other participants in the industry or industry

sectors in which the Target Company operates, (ii) national or international political conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment of personnel of the United States, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) that do not materially and disproportionately affect the Target Company relative to other participants in the industry or industry sectors in which the Target Company operates, (iv) changes in GAAP or other applicable accounting standards, (v) changes in Laws that do not materially and disproportionately affect the Target Company relative to other participants in the industry or industry sectors in which the Target Company operates, (vi) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, or (vii) the public announcement of the Transaction or any of the transactions contemplated hereby (other than any such announcement arising out of a breach of this Agreement by the Target Company, the Seller Party, or any agent or representative thereof), shall not constitute a "Material Adverse Effect."

"Membership Interests" has the meaning set forth in the Preamble.

"Non-Competition and Related Covenants" has the meaning set forth in Section 7D.

"Notice of Indemnification Dispute" has the meaning set forth in Section 9E(ii).

"Organizational Documents" means (i) the articles of incorporation and the bylaws, (ii) articles of formation or organization and limited liability company operation agreements, (iii) any other agreements, documents, or instruments relating to the organization, management, or operation of any Person that is an entity or relating to the rights, duties, and obligations of the equity holders of any such Person, including any equity holders' agreements, voting agreements, voting trusts, joint venture agreements, registration rights agreements, or similar agreements, and (iv) any documents comparable to those described in clauses (i), (ii), or (iii) as may be applicable pursuant to any applicable Law.

"Operating Agreement" has the meaning set forth in Section 1D(i)(e).

"Owned Real Property" means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements, servitudes and other interests and rights appurtenant thereto, owned by a Target Company and used in the business of such Target Company, in each case as set forth on Schedule B(i) of the Target Company Disclosure Schedules.

"Permitted Liens" means (i) Liens for taxes not yet due and payable or for taxes being contested in good faith through appropriate proceedings; (ii) purchase money Liens and Liens securing rental payments; (iii) Real Estate Liens; and (iv) other Liens incurred in ordinary course of business consistent with past practice that do not materially impact the value of the asset secured by such Lien.

"Permitted Execution Fund Liens" means with regard to the Execution Fund any Liens on tangible assets contributed by Buyer to the Target Company to be credited as a capital contribution in satisfaction of the Purchase Price whereby, at Buyer's election with written notice to the Target Company, the purchase price of the tangible asset contributed by Buyer to the Target Company will cause the corresponding amount to be withdrawn from the Execution Fund and returned to Buyer.

"Permitted Equity Liens" means with respect to any equity securities at issue, (i) the provisions of the Organizational Documents of such entity to which the equity securities at issue relate, and (ii) the restrictions on the sale, transfer, pledge, or other disposition of securities provided in the Securities Act and any state or "blue sky" securities laws, in each case none of which would materially affect, hinder, or delay

the Transaction.

"Person" shall be construed broadly and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity (or any department, agency, or political subdivision thereof), or any other juridical entity.

"Per Unit Price" has the meaning set forth in Section 1C(iii).

"Plan" has the meaning set forth in Section 4M(vi).

"Post-Closing Contribution" has the meaning set forth in Section 2B.

"Pre-Closing Tax Matter" has the meaning set forth in Section 9F(vi).

"Pre-Closing Tax Period" has the meaning set forth in Section 9F(i).

"Purchase Price" has the meaning set forth in Section 1C(iii).

"Purchased Interests" has the meaning set forth in the Preamble.

"Real Estate Liens" means: (i) easements, covenants, rights-of-way and other similar restrictions of record; (ii) zoning, building and other similar restrictions; (iii) Liens that have been placed by any developer, landlord or other third party on property over which a Target Company has easement rights or on any leased property and subordination or similar agreements relating thereto; and (iv) unrecorded easements, covenants, rights-of-way and other similar restrictions; provided, no amounts are due or payable in respect of any of the foregoing.

"Restricted Party" has the meaning set forth in Section 7A.

"Restrictive Period" has the meaning set forth in Section 7A.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Seller Indemnification Amounts" has the meaning set forth in Section 9D(i).

"Seller Indemnification Payment Date" has the meaning set forth in Section 9D(i).

"Seller Fundamental Representations and Warranties" has the meaning set forth in Section 9A(ii).

"Seller Party" has the meaning set forth in the Preamble.

"Software" means, in any form or format, any and all (i) computer programs, libraries and middleware, including applications, assemblers, applets, compilers, development tools, design tools, diagnostics, utilities, user interfaces and any and all software implementations of algorithms, models and methodologies, whether in source, interpreted code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all programmer and user documentation, including user manuals and training materials, related to any of the foregoing.

"Straddle Period" has the meaning set forth in Section 9F(ii).

"Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the manager, managing director, or general partner of such partnership, association or other business entity.

"SUP" has the meaning set forth in the Preamble.

"SUP Issue Date" has the meaning set forth in the Preamble.

"Target Company" has the meaning set forth in the Preamble.

"Target Company Prepared Tax Return" has the meaning set forth in Section 9F(v).

"Target Company Disclosure Schedule" means the Target Company Disclosure Schedule delivered by the Target Company to Buyer on the date hereof.

"Target Company Intellectual Property Rights" has the meaning set forth in Section 4J(ii).

"Target Company Major Contracts" has the meaning set forth in Section 4I(i).

"Target Company Transaction" has the meaning set forth in Section 3F.

"Tax" or "Taxes" means (A) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, unclaimed property, abandoned property, escheat, real property, personal property, sales, use, transfer, value added, goods and services, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to Tax or additional amounts in respect of the foregoing; (B) liability for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person, or as a transferee or successor, by contract, or otherwise.

"Tax Matter" means any inquiry, assessment, Action or other similar event relating to the Taxes.

"Tax Return" means any Tax return, declaration, report, claim for refund, or information return or statement filed or required to be filed by Company.

"Total Cap" has the meaning set forth in Section 9B(iii).

"Transaction" has the meaning set forth in Section 1B.

"Transaction Documents" means this Agreement and each of the agreements and instruments delivered in connection with the foregoing agreements.

* * *

Exhibit B
Operating Agreement

Membership Purchase Interest Agreement_Red Earth LLC-Element NV Draft_GB DRAFT (8.28.19) - Executabl

Final Audit Report 2019-08-29

Created:	2019-08-29
By:	Ted Bibart (tbibart@gordonbibart.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAASfHaX69mkzMcn0pUv28xlzrc1uHQE_lg

"Membership Purchase Interest Agreement_Red Earth LLC-Element NV Draft_GB DRAFT (8.28.19) - Executabl" History

Document digitally presigned by DocuSign\, Inc. (techops@docusign.com)
2019-08-28 - 5:15:34 PM GMT- IP address: 98.31.20.246

Document created by Ted Bibart (tbibart@gordonbibart.com)
2019-08-29 - 0:17:01 AM GMT- IP address: 98.31.20.246

Document emailed to Herb Washington (herb@hlwft.com) for signature
2019-08-29 - 0:18:40 AM GMT

Email viewed by Herb Washington (herb@hlwft.com)
2019-08-29 - 0:27:56 AM GMT- IP address: 24.144.243.155

Document e-signed by Herb Washington (herb@hlwft.com)
Signature Date: 2019-08-29 - 1:38:13 AM GMT - Time Source: server- IP address: 24.144.243.155

Signed document emailed to Nkechi Iwomi (nkechi@elementcs.com), hernando@elementcs.com, Ted Bibart (tbibart@gordonbibart.com), and Herb Washington (herb@hlwft.com)
2019-08-29 - 1:38:13 AM GMT